Exhibit 99

CONTACT:
	Investors:	REGIS CORPORATION:
For Immediate Release		Paul D. Finkelstein — President, CEO Randy L. Pearce — Executive Vice President, CFO Kyle P. Didier — Vice President, Finance (952) 947-7000
	Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin/Michael McMullan (212) 994-4660

REGIS CORPORATION REPORTS RECORD FIRST QUARTER RESULTS
-Net Income Increased 26.6 Percent to $25.0 Million, or $0.55 per Diluted Share-
-Company Raises Fiscal Year 2004 EPS Guidance-

     MINNEAPOLIS, October 28, 2003 — Regis Corporation (NYSE:RGS) the global leader in the $135 billion hair care industry, today reported record financial results for its fiscal first quarter ended September 30, 2003. Consolidated revenues for the first quarter increased 15.4 percent to a record $460.7 million, compared to $399.2 million during the first quarter last year. Consolidated same-store sales increased 2.6 percent, compared to a 1.4 percent increase during the same period last year. First quarter earnings increased 26.6 percent to $25.0 million, or $0.55 per diluted share, compared with $19.7 million, or $0.44 per diluted share, last year.

     As of September 30, 2003, Regis Corporation owned, operated or franchised 9,707 salons compared to 9,138 salons as of September 30, 2002, a system-wide increase of 569 salons. During the first quarter, Regis Corporation opened 94 new salons, acquired 97 salons (95 of which were franchise buybacks), and franchisees opened an additional 73 salons. A total of 79 corporate and franchised salons were relocated or closed during the period.

     “We are delighted to report first quarter earnings growth exceeded our forecast primarily due to a better than expected quarterly same-store sales increase,” commented Paul D. Finkelstein, President and Chief Executive Officer. “Improvement in salon and franchise operating expenses contributed to a 30 basis point increase in operating margin.”

     Mr. Finkelstein further commented, “Due to our stronger than expected first quarter results, we are raising our earnings guidance for fiscal 2004 to a range of $2.17 to $2.20 per diluted share compared to $1.92 per diluted share in fiscal 2003. While October same-store sales are running ahead of plan, we continue to project same-store sales increases of 1.0 to 1.5 percent for the remainder of the fiscal year. Our earnings guidance may prove to be conservative should the recent strength in same-store sales continue.”

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Fiscal Year 2004 Outlook

The following points pertain to the fiscal year ending June 30, 2004:

•	Exclusive of future acquisitions, earnings are expected to increase 13 to 15 percent to a range of $2.17 to $2.20 per diluted share.

•	Exclusive of future acquisitions, consolidated revenue is forecasted to grow to $1.86 to $1.88 billion, an increase of 11 to 12 percent. Consolidated same-store sales are projected to increase 1.0 to 1.5 percent.

•	Service margins are expected to be consistent with fiscal 2003 results and are projected to be in the range of mid-to-high 43 percent of service revenue.

•	Product margins are expected to be in the mid 48 percent range of product revenue.

•	Franchise direct costs are forecasted to improve to a range of 53 to 54 percent of total franchise revenue.

•	Operating income is expected to be in the low-to-mid 9 percent range of consolidated revenue.

•	Interest expense is projected to be $18 to $19 million.

•	Our income tax rate is expected to be 36.0 to 36.5 percent for fiscal 2004.

     For more information about the Company, including our comprehensive Financial Outlook, please visit our website at www.regiscorp.com.

     Regis Corporation will broadcast its conference call live over the internet on Tuesday, October 28, 2003 at 11:00AM Eastern Time. Interested parties are invited to listen by logging on to www.regiscorp.com. An archive of the conference call will be available at this website shortly after the conclusion of the live broadcast. The Company will release its October revenue results, including same-store sales, on November 7, 2003, before the market opens.

     Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons in the world. The Company operates and franchises 9,707 salons utilizing several concepts including: Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland, and Puerto Rico.

     Headquartered in Minneapolis, Minnesota, Regis Corporation has 49,000 employees worldwide. The Company’s common stock is traded on the NYSE under the symbol RGS.

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     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on January 31, 2003.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
Divisional Salon Counts and Revenues

	September 30, 2003	June 30, 2003

SYSTEM -WIDE SALONS:
Company-owned Salons	5,708	5,563
Franchised Salons	3,999	4,054

Total Salons	9,707	9,617

SALON LOCATION SUMMARY
DOMESTIC:
REGIS SALONS
Open at beginning of period	1,096	1,016
Constructed	11	53
Acquired	3	73
Relocations and conversions	(2)	(14)
Closed or sold	(10)	(32)

Net salon openings	2	80

Open at end of period	1,098	1,096

MASTERCUTS
Open at beginning of period	590	551
Constructed	13	47
Acquired	2	0
Relocations and conversions	(3)	(4)
Closed or sold	(6)	(4)

Net salon openings	6	39

Open at end of period	596	590

TRADE SECRET
Company-owned Salons:
Open at beginning of period	517	490
Constructed	7	34
Acquired	4	10
Relocations and conversions	(1)	(4)
Closed or sold	(2)	(13)

Net salon openings	8	27

Open at end of period	525	517

Franchised Salons:
Open at beginning of period	25	26
Closed or sold	0	(1)

Net salon openings	0	(1)

Open at end of period	25	25

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	September 30, 2003	June 30, 2003

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned Salons:
Open at beginning of period	1,033	861
Constructed	38	168
Acquired	39	14
Relocations and conversions	0	(5)
Closed or sold	(2)	(5)

Net salon openings	75	172

Open at end of period	1,108	1,033

Franchised Salons:
Open at beginning of period	230	210
Constructed	11	33
Relocations and conversions (1)	(39)	(12)
Closed or sold	0	(1)

Net salon openings	(28)	20

Open at end of period	202	230

STRIP CENTERS
Company-owned Salons:
Open at beginning of period	1,928	1,476
Constructed	20	85
Acquired	49	446
Relocations and conversions	(6)	(16)
Closed or sold	(12)	(63)

Net salon openings	51	452

Open at end of period	1,979	1,928

Franchised Salons:
Open at beginning of period	2,172	1,988
Constructed	41	147
Acquired (3)	0	198
Relocations and conversions (1)	(51)	(82)
Closed or sold	(22)	(79)

Net salon openings	(32)	184

Open at end of period	2,140	2,172

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	September 30, 2003	June 30, 2003

INTERNATIONAL (2):
Company-owned Salons:
Open at beginning of period	399	382
Constructed	5	10
Acquired	0	17
Closed or sold	(2)	(10)

Net salon openings	3	17

Open at end of period	402	399

Franchised Salons:
Open at beginning of period	1,627	1,684
Constructed	21	95
Closed or sold	(16)	(152)

Net salon openings	5	(57)

Open at end of period	1,632	1,627

Grand total, system-wide	9,707	9,617

(1)	Represents primarily the conversion of franchise operations to company-owned.

(2)	Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret divisions and not included in the International salon totals.

(3)	Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

	Three Months Ended
	September 30,

	2003	2002

	(Dollars in thousands)
Revenues by Concept:
Regis Salons	$119,185	$104,691
MasterCuts	43,546	42,706
Trade Secret	58,941	49,830
SmartStyle	68,447	52,497
Strip Center (primarily Supercuts/Cost Cutters)	125,644	113,723
International	44,958	35,776

	$460,721	$399,223

Included in the table above are franchise revenues of $26,046 and $25,854 for the three months ended September 30, 2003 and 2002, respectively.

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REGIS CORPORATION (NYSE:RGS)
Consolidated Balance Sheet
as of September 30 and June 30, 2003
(Dollars in thousands, except par value)

	(Unaudited)
	September 30,	June 30,
	2003	2003

ASSETS
Current assets:
Cash	$66,566	$59,680
Receivables, net	33,315	31,947
Inventories	158,491	156,827
Deferred income taxes	17,722	18,469
Other current assets	10,860	12,737

Total current assets	286,954	279,660
Property and equipment, net	360,539	356,725
Goodwill	395,861	372,618
Other intangibles, net	64,409	64,498
Other assets	40,039	39,454

Total assets	$1,147,802	$1,112,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$17,116	$21,123
Accounts payable	59,201	56,175
Accrued expenses	121,306	121,767

Total current liabilities	197,623	199,065
Long-term debt	285,927	280,634
Other noncurrent liabilities	75,371	70,452
Shareholders’ equity:
Common stock, $.05 par value; issued and outstanding, 43,634,707 and 43,527,244 common shares at September 30 and June 30, 2003, respectively	2,182	2,176
Additional paid-in capital	208,960	207,650
Accumulated other comprehensive income	28,886	27,789
Retained earnings	348,853	325,189

Total shareholders’ equity	588,881	562,804

Total liabilities and shareholders’ equity	$1,147,802	$1,112,955

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REGIS CORPORATION (NYSE:RGS)
Consolidated Statement of Operations
(Dollars in thousands, except per share amounts)

	(Unaudited)
	Three Months Ended September 30,

	2003	2002

Revenues:
Company-owned salons:
Service	$302,952	$263,076
Product	131,723	110,293

	434,675	373,369

Franchise revenues:
Royalties and fees	18,109	17,118
Product sales	7,937	8,736

	26,046	25,854

	460,721	399,223
Operating expenses:
Company-owned salons:
Cost of service	170,405	147,628
Cost of product	68,331	56,672
Direct salon	38,547	35,405
Rent	63,059	53,782
Depreciation	14,598	12,739

	354,940	306,226
Franchise direct costs, including product and equipment	13,671	13,786
Corporate and franchise support costs	45,751	39,916
Depreciation and amortization	3,028	2,947

Total operating expenses	417,390	362,875

Operating income	43,331	36,348
Other income (expense):
Interest	(4,368)	(5,145)
Other, net	340	326

Income before income taxes	39,303	31,529
Income taxes	(14,345)	(11,812)

Net income	$24,958	$19,717

Net income per share:
Basic	$.57	$.46

Diluted	$.55	$.44

Weighted average common and common equivalent shares outstanding:
Basic	43,637	43,163

Diluted	45,596	45,020

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REGIS CORPORATION (NYSE:RGS)
Consolidated Statement of Cash Flows
 (Dollars in thousands)

	(Unaudited)
	Three Months Ended September 30,

	2003	2002

Cash flows from operating activities:
Net income	$24,958	$19,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,924	14,898
Amortization	891	895
Deferred income taxes	2,267	222
Other	(273)	(242)
Changes in operating assets and liabilities*:
Receivables	(1,411)	(2,801)
Inventories	(1,114)	(10,915)
Other current assets	1,951	4,606
Other assets	(1,988)	(2,391)
Accounts payable	4,002	7,918
Accrued expenses	3,310	(6,282)
Other noncurrent liabilities	3,368	3,598

Net cash provided by operating activities	52,885	29,223

Cash flows from investing activities:
Capital expenditures	(15,980)	(16,071)
Proceeds from sale of assets	217	527
Business and salon acquisitions, net of cash acquired	(25,360)	(33,981)

Net cash used in investing activities	(41,123)	(49,525)

Cash flows from financing activities:
Borrowings on revolving credit facilities	223,515	112,400
Payments on revolving credit facilities	(207,815)	(106,400)
Repayments of long-term debt	(15,171)	(1,401)
Other, primarily (decrease) increase in negative book cash balances	(4,813)	(124)
Dividends paid	(1,309)	(1,301)
Repurchase of common stock	(2,990)	(4,376)
Proceeds from issuance of common stock	2,978	817

Net cash used in financing activities	(5,605)	(385)

Effect of exchange rate changes on cash	729	(73)

Increase (decrease) in cash	6,886	(20,760)
Cash:
Beginning of period	59,680	87,103

End of period	$66,566	$66,343

*	Changes in operating assets and liabilities do not reflect assets and liabilities assumed through acquisitions.

END